Exhibit 11
                           Meditrust Operating Company
              Statement Regarding Computation of Earnings Per Share
                    (In thousands, except per Share amounts)

                                                                   Year ended
                                                                   December 31,
                                                                   ------------
                                                                       1997
                                                                   ------------
Basic:
Weighted average number of shares
   outstanding                                                         82,490
                                                                     ========
Net loss                                                             $   (600)
                                                                     ========

Net loss per share (A)                                               $  (0.01)
                                                                     ========

(A) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11)

Diluted:
Weighted average number of shares used
  in Basic calculation                                                 82,490
Dilutive effect of:
  Stock options (C)                                                       733
Diluted weighted average shares                                      --------
  and equivalent shares outstanding                                    83,223
                                                                     ========

Net loss                                                             $   (600)
                                                                     ========
Net loss per share (B)                                               $  (0.01)
                                                                     ========


(B) This calculation is submitted in accordance with Regulation S-K item 601(b) (11)
(C) Convertible debentures are not included due to their antidilutive effect.

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